Exhibit 10.1

Seaboard corporation employee welfare Plan

(PN 509)

PLAN DOCUMENT

EFFECTIVE JANUARY 1, 2026

(unless otherwise set forth herein)

seaboard corporation employee welfare PLAN

TABLE OF CONTENTS

ARTICLE I. INTRODUCTION		1

1.1	Purpose of Plan	1
1.2	Purpose of Plan Document	1

ARTICLE II. DEFINITIONS AND CONSTRUCTION		1

2.1	Definitions	1
2.2	Construction	3

ARTICLE III. PARTICIPATION		4

3.1	Eligibility for Participation	4
3.2	Eligibility Effective Date	4
3.3	Cessation and Reinstatement of Participation	4

ARTICLE IV. BENEFITS		5

4.1	Benefits	5
4.2	Limitations, Exclusions, and Restrictions on Benefit	5
4.3	Loss of Eligibility and Benefits	5

ARTICLE V. CLAIMS AND APPEALS PROCEDURES		6

5.1	Claims and Appeals Procedures	6

ARTICLE VI. ADMINISTRATION OF PLAN		6

6.1	Funding	6
6.2	Limitation of Rights	6
6.3	Plan Administrator	6
6.4	Named Fiduciary	7
6.5	Named Fiduciary Responsibilities	7
6.6	Insurer Responsibilities	8
6.7	Personal Liability Precluded	8
6.8	Governing Law	8
6.9	Alienation	8
6.10	Indemnification of Plan Administrator	8
6.11	Examination of Records	8
6.12	Claims for Benefits	8
6.13	Mental Health Parity and Addiction Equity Act	9
6.14	Genetic Information Nondiscrimination Act (GINA)	9
6.15	Health Care Reform	9
6.16	Equitable Doctrines Inapplicable	9

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6.17	Right to Reimbursement, Subrogation and Benefit Offset	9
6.18	Compliance with Laws	10
6.19	Insurance Contract Controls	10
6.20	Participant’s Responsibilities	10
6.21	Right to Information and Fraudulent Claims	10

ARTICLE VII. AMENDMENT AND TERMINATION		10

7.1	Amendment	10
7.2	Duration and Employer’s Right to Discontinue Plan and Contributions	10

ARTICLE VIII. HIPAA PRIVACY AND SECURITY		11

8.1	Privacy Officer	11
8.2	Definitions	11
8.3	Disclosure to Employer	11
8.4	Restrictions on Employer’s Use and Disclosure of PHI	12
8.5	Adequate Separation Between Employer and this Plan	13
8.6	Uses and Disclosures of PHI by Employer	14
8.7	Minimum Necessary	16
8.8	Employer’s Certification of Compliance	16
8.9	Security Provisions	16
8.10	Mitigation	16
8.11	Breach Notification	17
8.12	Hybrid Entity Statement	17

ARTICLE IX. ERISA INFORMATION		17

9.1	Exclusive Benefit and Legal Enforceability	17
9.2	Plan Identification Number	17
9.3	Employer Identification Number	17
9.4	Administration	17
9.5	Agent for Service of Legal Process	17
9.6	Provision of Continuation Coverage	17
9.7	Procedures for Qualified Medical Child Support Order (“QMCSO”)	18
9.8	Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) Privacy Rights	18

ARTICLE X. MISCELLANEOUS		18

10.1	Plan Interpretation	18
10.2	Other Plans	18
10.3	Severability	18
10.4	Single Plan; ERISA Annual Reporting	18
10.5	Captions	18
10.6	Inability to Locate Payee	18
10.7	No Contract of Employment	18
10.8	No Guarantee of Tax Consequence	18

ii

10.9	Payments to Minors and Incompetents	19
10.10	Electronic Administration	19

EXHIBIT A LIST OF CARRIERS/SERVICE PROVIDERS	A-1

EXHIBIT B FOR SALARIED AND CLERICAL EMPLOYEES	B-1

EXHIBIT B FOR PRODUCTION EMPLOYEES	B-1

EXHIBIT C ACQUISITION CREDIT	C-1

iii

seaboard corporation employee welfare PLAN

PLAN DOCUMENT

THIS PLAN is executed this 2nd day of January, 2026, effective for all purposes as of January 1, 2026, except as otherwise set forth herein, by Seaboard Corporation, a corporation organized under the laws of the State of Kansas.

WHEREAS, Seaboard Corporation wishes to provide Participants and their eligible Dependents with Benefits related to the Applicable Insurance Contracts listed in Exhibit B;

WHEREAS, Seaboard Corporation previously adopted the Seaboard Corporation Employee Welfare Plan document, plan number 509 (the “Plan”) as a single consolidated “wraparound” welfare plan document for compliance with applicable laws; and

WHEREAS, Seaboard Corporation desires to hereby amend and restate this Plan, first established on October 1, 1997, for the benefit of eligible Employees, Retirees and Dependents.

NOW, THEREFORE, Seaboard Corporation hereby amends and restates this Plan as follows:

ARTICLE I.

INTRODUCTION

1.1

Purpose of Plan.  The purpose of this Plan is to provide Participants and Beneficiaries with Benefits related to the Applicable Insurance Contracts listed in Exhibit B. There are different insurance companies and service providers which have been engaged to provide the reimbursements or services as summarized in Exhibit A.

1.2	Purpose of Plan Document. This Plan document, together with all Exhibits, constitutes the written instrument required for this Plan under Title I of ERISA.

ARTICLE II.

DEFINITIONS AND CONSTRUCTION

2.1	Definitions. All terms used in this Plan that are not specifically defined below shall have the meanings ascribed to them in the Applicable Insurance Contract.
a.	“Applicable Insurance Contract” means the Insurance Contract(s) under which a Participant is enrolled and receiving Benefits thereunder, as identified and set forth in Exhibit B.
b.	“Beneficiary” means a person designated by a Participant pursuant to the terms of this Plan who is or may become entitled to a Benefit under this Plan.
c.	“Benefits” means the services provided or amounts paid to or on behalf of Participants and Beneficiaries under this Plan for the benefits listed in Exhibit A.

d.

“Child” or “Child(ren)” means the child of a Participant under the age of 26, whether a natural child, foster child, adopted child, stepchild, or child for whom a Participant has custody or legal guardianship.

e.	“Code” means the Internal Revenue Code of 1986, as amended.
f.

“Dependent” means a dependent as defined in the Applicable Insurance Contract. If such term is not defined in the Applicable Insurance Contract, a “Dependent” means a Participant’s Spouse, Child(ren), and Incapacitated Dependent.

g.

“Employee” means any person providing services to any Employer as a common law employee. “Employee” does not include any individual, regardless of whether such individual is later determined by a court or any governmental agency to be, or to have been, a common law employee of an Employer: (1) who performs services for an Employer pursuant to a leasing or similar agreement between an Employer and a third-party; (2) who performs services for an Employer and is working in a classification described by the Employer as independent contractor; or (3) who performs services for an Employer pursuant to a contract or agreement which provides that the individual is an independent contractor or consultant.

h.	“Employer” means Seaboard Corporation and any subsidiary, or related corporation, trade or business that, with the consent of Seaboard Corporation, has become a party to this Plan.
i.	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
j.

“Incapacitated Dependent” means a Child who is incapable of financial self-sufficiency by reason of a disabling mental or physical handicap and who is legally dependent upon the Participant for at least fifty-one percent (51%) of support and maintenance. The Child must meet these requirements prior to reaching age 26, and the Participant must furnish written proof no later than thirty (30) days after the Child’s incapacitation. The Participant shall update proof of incapacitation upon the Plan Administrator’s request.

k.

“Insurance Contract” means the contract(s) between the Employer and any Insurer, Health Maintenance Organization (“HMO”), service provider, or Third Party Administrator (“TPA”), the insurance policy, or any self-insured plan, under which Benefits for this Plan are provided.

l.	“Insurer” means any insurance company, HMO, service provider, or TPA with which the Employer has contracted to provide these Benefits, as identified in Exhibit B.
m.	“Participant” means an Employee or Retired Employee who is eligible to be and becomes covered under one or more of the Applicable Insurance Contracts.

n.

“Plan” means the Seaboard Corporation Employee Welfare Plan established by the Employer in the form of this Plan document and any Insurance Contract(s) which are attached to this document as Exhibits and which are incorporated herein by reference.

o.	“Plan Administrator” means the Employer, unless the Employer designates another person to hold the position of Plan Administrator.
p.	“Plan Year” means the fiscal year of this Plan, a twelve (12) consecutive month period ending every December 31.
q.

“Retired Employee” or “Retiree” means any person formerly employed by an Employer as an Employee and who satisfies the eligibility conditions for a Retired Employee that are set forth in Exhibit B or the Applicable Insurance Contract(s).

r.

“Spouse” means a spouse as defined in the Applicable Insurance Contract. If such term is not defined in the Application Insurance Contract, a “Spouse” means the Participant’s or Retired Employee’s legal spouse of the opposite gender or same gender.

s.	“Third Party Administrator” means any service provider through which employee health and welfare plan Benefits under this Plan are provided.
t.

“Qualified Medical Child Support Order” or (“QMCSO”) means an order which creates or recognizes the existence of a child’s right to medical Benefits under this Plan and must be in the form of a judgment, decree, or order (including a settlement agreement approved by the court) issued by a court that is deciding the child support issues in a divorce or other family law action. A QMCSO must clearly specify:

(i)	the name and last known mailing address of an eligible Participant and the name and last known mailing address of each child covered by the order;
(ii)	a reasonable description of the type of coverage to be provided by this Plan to each child covered by the order, or the manner in which such type of coverage is to be determined;
(iii)	the period to which the order applies; and
(iv)	each plan to which such order applies.

A QMCSO cannot require this Plan to provide any type or form of Benefit, or any option, not otherwise provided under this Plan.

2.2	Construction. As used in this Plan, the masculine gender includes the feminine, and the singular may include the plural, unless the context clearly indicates to the contrary.

ARTICLE III.

PARTICIPATION

3.1

Eligibility for Participation.  An Employee or Retired Employee is eligible to become a Participant under the terms and conditions described in Exhibit B and the Applicable Insurance Contract listed in Exhibit B. Other individuals, such as the Employee’s or the Retired Employee’s Dependents (including their Spouses), are eligible to participate in this Plan under the terms and conditions described in Exhibit B and the Applicable Insurance Contract listed in Exhibit B. If such terms and conditions do not appear in Exhibit B or the Applicable Insurance Contract listed in Exhibit B, then the following shall apply in addition to the information in Exhibit B:

a.	Waiting Period
BENEFIT	ELIGIBLE EMPLOYEE	WAITING PERIOD
Medical and Dental	All Salaried/Clerical Employees	None
Medical and Dental	Production Employees	90 days from date of hire
Medical and Dental	Production Bio-Diesel Employees	None
Medical and Dental	Production Truck Drivers	None

b.	Non-Duplication of Coverage. If an individual is eligible to participate in this Plan as both a Participant and a Dependent, the individual may either enroll as a Participant or as a Dependent of a Participant, but may not enroll in coverage as both.
3.2

Eligibility Effective Date.  An Employee, Retired Employee or Dependent (including a Spouse) is eligible to participate in this Plan, after meeting the eligibility requirements in Section 3.1, at the time specified in the Applicable Insurance Contracts described in Exhibit B.

3.3

Cessation and Reinstatement of Participation.  Coverage under this Plan for any Participant or Dependent will terminate in accordance with the terms described in Exhibit B and the Applicable Insurance Contract in Exhibit B. If an individual ceases to be eligible for one or more Benefits, participation in that portion of this Plan for which the individual is no longer eligible to participate shall terminate. When a Participant’s participation in this Plan terminates, Benefits under this Plan for the Participant and all Beneficiaries covered through the Participant will cease, except as provided in the Applicable Insurance Contract(s). Participation in this Plan may thereafter be renewed upon satisfaction of the requirements described in the Applicable Insurance Contract in Exhibit B, or, if the requirements do not appear in those Exhibits, then as provided for in Section 3.1.

a.	Unless otherwise set forth in the Applicable Insurance Contract or in Exhibit B, coverage under the component plans in Exhibits B-2 and B-3 will terminate for Employee-Participants and their Dependents upon the earliest of the following dates, unless otherwise prohibited by law:

(i)	The date that the component plan is terminated;
(ii)	The date an Employee-Participant retires, unless the component plan covers such individual as a Retiree;
(iii)	The date that the Employee-Participant ceases to be eligible for coverage;
(iv)	The date an Employee-Participant is no longer Actively at Work, except that an Employee may be considered Actively at Work during a disability leave of absence for a period not to exceed twelve (12) weeks from the date the Employee is no longer Actively at Work or, for a qualified Employee (as qualified under the Family and Medical Leave Act of 1993) (“FMLA”), during any leave taken pursuant to FMLA;
(v)	In addition to terminating when an Employee-Participant’s coverage terminates, a Spouse’s coverage terminates on the date of entry of a court order ending the marriage between the Spouse and the Employee-Participant regardless of whether such order is subject to appeal;
(vi)	In addition to terminating when an Employee-Participant’s coverage terminates, a Child’s coverage terminates when that individual no longer meets the definition of a Child under this Plan;
(vii)	In addition to terminating when an Employee-Participant’s coverage terminates, an Incapacitated Dependent’s coverage terminates when that individual no longer meets the definition of an Incapacitated Dependent; and
(viii)	If an Employee-Participant or a Dependent commits fraud or makes a material misrepresentation in applying for or obtaining coverage, or obtaining Benefits under this Plan, then this Plan may terminate coverage as of a date to be determined by the Plan Administrator, consistent with applicable law.

ARTICLE IV.

BENEFITS

4.1	Benefits. The Benefits under this Plan shall be provided to each Participant and Beneficiary as described in the Applicable Insurance Contract listed in Exhibit B, as applicable.
4.2

Limitations, Exclusions, and Restrictions on Benefit.  The Applicable Insurance Contracts listed in Exhibit B contain specific provisions as to limitations, exclusions, and restrictions on Benefits. Please refer to Exhibit B to see if a particular condition is covered under this Plan.

4.3	Loss of Eligibility and Benefits. The circumstances which could result in disqualification, ineligibility, or denial, loss, forfeiture, suspension, offset, reduction, or recovery of

Benefits, are set forth in Section 3.1, Section 6.17, Section 6.21, Exhibit B, and in the Applicable Insurance Contracts listed in Exhibit B.

ARTICLE V.

CLAIMS AND APPEALS PROCEDURES

5.1	Claims and Appeals Procedures. The claims and appeals procedures under this Plan are set forth in the Summary Plan Description, or in an exhibit thereto, as applicable.

ARTICLE VI.

ADMINISTRATION OF PLAN

6.1

Funding.  The Benefits provided under this Plan shall be funded by the Applicable Insurance Contract(s) as set forth in Exhibit B. The cost of such Benefits shall be shared by the Employer and Participants in such amounts as the Employer in its absolute discretion shall determine from time to time. Employee contributions shall be deducted from each of the Employee-Participant’s paychecks in equal amounts. The completed benefit enrollment (via online or paper) is the authorization to the Employer to deduct the Employee contribution amounts from the salary of the Employee-Participant. Employee contributions are not prorated. Contributions will begin with the first available paycheck following the Employee’s enrollment, regardless of when the enrollment occurs within the payroll cycle. Similarly, if an Employee’s participation ends, contributions will continue through the last paycheck in which the Employee was a Participant, regardless of when the participation ends within the payroll cycle.

6.2

Limitation of Rights.  Nothing herein will be construed to require the Employer, the Plan Administrator, or the Insurer to maintain any fund or segregate any amount for the benefit of any Participant, and no Participant or other person shall have any claim against, right to, or security or other interest in, any fund, account or asset of the Employer or Insurer from which any payment under this Plan may be made. The applicable breakdown and allocation of all premiums, costs and other expenses shall be established solely by the Employer. The Employer reserves the right to modify the cost sharing of contributions as appropriate with respect to claims not yet incurred for any reason. Nothing in this Plan shall give any Employee any right to continued employment.

6.3

Plan Administrator.  The Plan Administrator shall have full power to administer this Plan, in accordance with its terms, for the exclusive benefit of Plan Participants and their Beneficiaries. For this purpose, the Plan Administrator’s powers include, but are not limited to, the following:

a.	To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of this Plan, including the establishment of any claims and appeals procedures that may be required by applicable law;
b.	To interpret this Plan (any such interpretation, made in good faith, shall be final and conclusive on all persons claiming Benefits under this Plan) and resolve and clarify any inconsistencies, ambiguities, and omissions in this Plan document and among and between this Plan document and other related documents, subject to the claims and appeals procedures set forth in the Summary Plan Description;

c.	To decide all questions concerning this Plan and the eligibility of any person to participate in this Plan (any such decision, made in good faith, shall be final and conclusive on all persons claiming Benefits under this Plan) subject to the claims and appeals procedures set forth in the Summary Plan Description;
d.	To prescribe forms and procedures to be followed by Participants in making elections under this Plan and filing claims under this Plan;
e.	To approve reimbursement requests and to authorize the payment of Benefits;
f.	To appoint such agents, counsel, accountants, consultants and actuaries as may be required to assist in administering this Plan;
g.	To prepare and distribute information explaining this Plan to Participants;
h.	To furnish the Employer and Participants such annual reports with respect to the administration of this Plan as are reasonable and appropriate;
i.	To make or cause to be made such reports as may be required by the federal government on an annual basis;
j.	To modify, alter or amend this Plan;
k.	To take any further actions which may be required to properly administer this Plan in accordance with its terms and with the requirements of the Code, ERISA and the Insurance Contracts; and
l.	To allocate and delegate its responsibilities under this Plan and to designate other persons to carry out any of its responsibilities under this Plan. Any such allocation, delegation or designation shall be in writing.

All decisions by the Plan Administrator will be afforded the maximum deference permitted by law.

6.4

Named Fiduciary.  The Employer is hereby designated as the “Named Fiduciary” of this Plan. The Named Fiduciary shall have the authority to control and manage the operation and administration of this Plan.

6.5

Named Fiduciary Responsibilities.  The Named Fiduciary may allocate responsibilities for the operation and administration of this Plan, including the designation of persons who are not named fiduciaries to carry out fiduciary responsibilities under this Plan. The Named Fiduciary shall effect such allocation of responsibilities by delivering to the Employer a written instrument signed by the Named Fiduciary that specifies the nature and extent of the responsibilities allocated, including, if appropriate, the persons, not named fiduciaries, who are designated to carry out fiduciary responsibilities under this Plan.

6.6

Insurer Responsibilities.  Each Insurer, as applicable, shall have the authority and responsibility for processing and paying the claims for Benefits, or otherwise providing Benefits, in accordance with the terms and conditions of the Applicable Insurance Contract under which such Benefits are provided, for providing written notice of any claim that has been denied, and for affording a full and fair review of such claims.

6.7

Personal Liability Precluded.  No director, officer, manager, Employee or agent of any of the foregoing, whether acting in the capacity of, or on behalf of, an Employer or the Plan Administrator shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to such person’s own willful misconduct or lack of good faith. Notwithstanding the foregoing, a fiduciary shall not be relieved from liability for any breach of ERISA’s fiduciary responsibilities.

6.8

Governing Law.  This Plan is established in the State of Kansas. To the extent federal law does not apply, this Plan shall be construed in accordance with and governed by the laws of the State of Kansas.

6.9

Alienation.  No Benefits under this Plan may be subject to anticipation, garnishment, attachment, execution or levy of any kind, or be liable for any Participant’s or Beneficiary’s debts or obligations.

6.10

Indemnification of Plan Administrator.  The Employer agrees to indemnify and to defend to the fullest extent permitted by law any Employee serving as the Plan Administrator, or assisting the Plan Administrator in performance of its duties, or a member of a committee designated by the Plan Administrator (including any Employee or former Employee who formerly served as Plan Administrator or as a member of such committee) to assist in carrying out the duties of the Plan Administrator against all claims, demands, liabilities, damages, costs and expenses (including attorneys’ fees and amounts paid in settlement of any claims approved by the Employer) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

6.11

Examination of Records.  Upon request and reasonable notice, the Plan Administrator will make available to each Participant such records as pertain to the Participant for examination at reasonable times during normal business hours.

6.12

Claims for Benefits.  Claims for Benefits must be submitted to the applicable Insurer or Third Party Administrator under the Insurance Contract. Such claims shall be processed and, if denied, adjudicated in accordance with the provisions of the Insurance Contract, Section 503 of ERISA and the U.S. Department of Labor regulations thereunder, and, as applicable, the Patient Protection and Affordable Care Act of 2010, Pub. L. No. 111-148, and the Health Care Education Reconciliation Act of 2010, Pub. L. No. 111-152, and the regulations and guidance issued thereunder. If the Applicable Insurance Contract does not contain claims or appeals provisions, the claims and appeals procedures set forth in the Summary Plan Description shall apply.

6.13

Mental Health Parity and Addiction Equity Act.  Notwithstanding anything in this Plan to the contrary, this Plan will comply with the Mental Health Parity and Addiction Equity Act and ERISA Section 712.

6.14

Genetic Information Nondiscrimination Act (GINA).  This Plan shall not use genetic information for underwriting purposes or disclose genetic information to any person or party. For purposes of this paragraph, “genetic information” and “underwriting purposes” shall have the meaning given to those terms in Section 105(a) of GINA and applicable guidance issued pursuant thereto.

6.15

Health Care Reform.  Notwithstanding anything in this Plan to the contrary, this Plan will comply with the Patient Protection and Affordable Care Act of 2010, Pub. L. No. 111-148, and the Health Care Education Reconciliation Act of 2010, Pub. L. No. 111-152, and the regulations and guidance issued thereunder.

6.16

Equitable Doctrines Inapplicable.  This Plan expressly disavows and repudiates all equitable doctrines including, but not limited to, the make whole doctrine (which would prevent this Plan from receiving a recovery unless a Participant, Dependent, or Beneficiary has been “made whole” with regard to illness or injury that is the responsibility of a third party), and the common fund doctrine (which would require this Plan to pay a portion of the attorneys’ fees and costs expended in obtaining a recovery). Equitable doctrines have no application to this Plan, because this Plan’s refund rights apply to the first dollars payable by a third party.

6.17

Right to Reimbursement, Subrogation and Benefit Offset.  This Plan maintains the equitable right to reimbursement from any third-party settlement, judgment, award, overpayment, or otherwise for any amount paid on behalf of a Participant, Dependent, or Beneficiary, whether those funds were paid to a Participant, Spouse, Dependent, Beneficiary, or any agent or representative of the foregoing parties. This Plan may recover the foregoing amounts from the Participant, Spouse, Dependent, Beneficiary or any estate, agent or representative of the foregoing parties regardless of whether such funds have been commingled with other assets and regardless of whether the amounts recovered from any third party are specifically identified as a reimbursement of medical expenses. By accepting Benefits related to an injury, illness, or other loss caused or potentially caused by a third party, the Participant grants this Plan subrogation rights, authorizing this Plan to be substituted in place of any Participant, Spouse, Dependent, or Beneficiary with respect to that individual’s lawful claim, demand, or right of action against a third party who may have wrongfully caused the individual’s injury, illness, or other loss that resulted in a payment of Benefits by this Plan. The Participant further agrees to promptly notify this Plan when a potential claim against a third party exists, and to avoid any action or inaction that might prejudice this Plan’s ability to recover the Benefits paid. This Plan reserves the right to offset unpaid reimbursements against future Benefits and use any other method to collect unpaid reimbursements, as may be required or permitted in the sole discretion of the Plan Administrator or the applicable Insurer. Additional rights to reimbursement, subrogation and benefit offset, if any, will be described in the Applicable Insurance Contract.

6.18

Compliance with Laws.  To the extent applicable, this Plan will provide coverage and Benefits in accordance with the requirements of all applicable laws. Any Benefit maximums, minimums, copayments, deductibles, or other limits are intended to comply with applicable law. To the extent any amounts conflict with applicable law, the amounts required by applicable law will control.

6.19

Insurance Contract Controls.  To the extent Benefits hereunder are provided solely pursuant to an Insurance Contract, if the terms of this document conflict with the terms of the Insurance Contract, the terms of the Insurance Contract will control, unless superseded by applicable law.

6.20

Participant’s Responsibilities.   Each Participant shall be responsible for providing this Plan Administrator and, if required by an Insurer, the Insurer with his or her current address and, if required, with the address of any individual covered through the Participant. Any notices required or permitted to be given to a Participant hereunder shall be deemed given if directed to the address most recently provided by the Participant and mailed by first-class United States mail. The Insurers, the Employer, and the Plan Administrator shall have no obligation or duty to locate a Participant.

6.21

Right to Information and Fraudulent Claims.   Any person claiming Benefits under this Plan shall furnish the Plan Administrator or, if applicable, the Insurer with such information and documentation as may be necessary to verify eligibility for or entitlement to Benefits under this Plan. If a person is found to have falsified any document in support of a claim for Benefits or coverage under this Plan, or failed to have corrected information which such person knows or should have known to be incorrect, or failed to bring such misinformation to the attention of the Plan Administrator or the Insurer, if applicable, this Plan Administrator may, without the consent of any person and to the fullest extent permitted by applicable law, terminate the person’s Plan coverage, including retroactively. In addition, the Insurer may refuse to honor any claim for Benefits under this Plan for the Beneficiary related to the person submitting the falsified information. Such person shall be responsible for providing restitution, including monetary repayment to this Plan, with respect to any overpayment or ineligible payment of Benefits.

ARTICLE VII.

AMENDMENT AND TERMINATION

7.1

Amendment.  This Plan may be amended at any time and from time to time by a written instrument approved by the Employer and executed by a duly authorized officer of the Employer provided such amendment applies only to claims not yet incurred.

7.2

Duration and Employer’s Right to Discontinue Plan and Contributions.  This Plan is established with the intention of being maintained for an indefinite period of time. Nevertheless, the Employer expressly reserves the right to discontinue or terminate the Plan with respect to claims not yet incurred and make no further contributions. No Employee, Retired Employee, Dependent, or Beneficiary shall have or attain any vested right, contractual or otherwise, to any further contributions to this Plan by the Employer after the Employer has discontinued or terminated this Plan.

ARTICLE VIII.

HIPAA PRIVACY AND SECURITY

8.1

Privacy Officer.  The Plan Administrator shall designate in writing an individual to serve as the Privacy Officer for this Plan. The Privacy Officer shall be responsible for oversight of all activities required for this Plan to satisfy the HIPAA Privacy Rule.

8.2	Definitions. All terms not specifically defined in this Article shall have the meaning ascribed to them in the Privacy Rule and the Security Rule.
a.	“Breach Notification Rule” means the regulations issued under HIPAA set forth in subpart D of 45 CFR Part 164.
b.	“Business Associate” shall have the meaning set forth in 45 CFR §160.103.
c.	“Health Care Operations” shall have the meaning set forth in 45 CFR §164.501.
d.	“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended.
e.	“HITECH Act” means the Health Information Technology for Economic and Clinical Health Act, enacted as part of the American Recovery and Reinvestment Act of 2009.
f.	“Payment” means: (1) all activities undertaken by the Plan Administrator, this Plan, and Business Associates to obtain the Participant’s contributions to this Plan; and (2) all activities undertaken to fulfill the obligations of the Plan for coverage and provision of Benefits to a Participant or Dependent.
g.	“Privacy Rule” and “Security Rule” mean HIPAA’s implementing regulations at 45 CFR Parts 160, 162, and 164, as amended.
h.	“Protected Health Information” (“PHI”) shall have the meaning set forth in 45 CFR §164.501.
i.	“Workforce Members” means Employees, volunteers, trainees and other persons whose conduct, in the performance of work for Employer, is under the direct control of Employer, whether or not they are paid by Employer.
8.3	Disclosure to Employer.
a.	For the purpose of conducting Plan administration functions on behalf of this Plan, which functions must be consistent with HIPAA and the Privacy Rule, Employer shall be entitled to receive PHI from: (i) this Plan; (ii) any Business Associate of this Plan; (iii) any person or entity that contracts with such Business Associate; (iv) any person or entity that contracts with Employer to provide services to or on behalf of this Plan; (v) any health insurer, health insurance issuer, or health maintenance organization that provides health benefits coverage or services to or on behalf of this Plan; (vi) any health care clearinghouse that provides services to or on behalf of this Plan or with respect to Plan Participants; and (vii) any other person or entity that maintains, or has the authority to direct the disclosure of, PHI related to any Plan Participant.

b.	None of the foregoing shall disclose PHI to Employer unless the Notice of Privacy Practices distributed to the Plan Participants explains that Employer is entitled to receive PHI.
c.	None of the foregoing shall disclose PHI to Employer for the purpose of employment-related actions or decisions or in connection with any other employee benefit or employee benefit plan of Employer.
d.	This Plan may disclose summary health information to Employer.
e.	This Plan may disclose to Employer information on whether an individual is participating in this Plan, or is enrolled or has unenrolled from a particular coverage option within this Plan.
8.4	Restrictions on Employer’s Use and Disclosure of PHI.
a.	Employer will not use or disclose Plan Participants’ PHI, except as required by law, or as permitted or required by this Plan document, as amended.
b.	Employer will ensure that any agent, including any subcontractor, to whom it provides Plan Participants’ PHI, agrees to the restrictions and conditions of this Article with respect to Plan Participants’ PHI.
c.	Employer will not use or disclose PHI that is genetic information about an individual for underwriting purposes. The term “underwriting purposes” includes determining eligibility for Benefits, computation of premium or contribution amounts, or the creation, renewal, or replacement of a contract of health insurance.
d.	Employer will not use or disclose Plan Participants’ PHI for employment-related actions or decisions or in connection with any other benefit or employee benefit plan of Employer.
e.	Employer will comply with the requirements of the HITECH Act and its implementing regulations to provide notification to affected individuals, HHS, and the media (when required) if the Employer or one of its Business Associates discovers a Breach of Unsecured PHI.
f.	Promptly upon learning of any use or disclosure of Plan Participants’ PHI that is inconsistent with the uses and disclosures allowed under this Article, Employer will report such inconsistent use or disclosure to this Plan.

g.	Employer will make PHI available to this Plan or, at this Plan’s request, the Plan Participant who is the subject of the information, in accordance with 45 CFR § 164.524.
h.	Employer will make Plan Participants’ PHI available for amendment, and will amend Plan Participants’ PHI, in accordance with 45 CFR § 164.526.
i.	Employer will consider requests by the Plan Participant to restrict uses and disclosures of the Participant’s PHI to carry out treatment, Payment, or Health Care Operations, or restrict uses and disclosures to Participant’s family members, relatives, friends or other persons identified by the individual who are involved in care or payment of care. Except as otherwise provided, Employer is not required to agree to the Plan Participant’s request; however, if Employer does agree to the request, the request will be honored until the Plan Participant revokes it, or until the Employer notifies the individual that Employer will no longer honor the request. Employer must comply with the restriction request if: (1) except as otherwise provided by law, the disclosure is to the health plan for purposes of carrying out Payment or Health Care Operations (and is not for the purposes of carrying out Treatment); and (2) the PHI pertains solely to a health care item or service for which the health care provider involved has been paid out-of-pocket in full.
j.	Employer will track its disclosures of Plan Participants’ PHI, in order to provide the information necessary for this Plan to provide an accounting of disclosures in accordance with 45 CFR § 164.528 and the HITECH Act and its implementing regulations.
k.	Employer, when required as part of a compliance review or complaint investigation, will make its internal practices, books, and records (as they relate to its use and disclosure of Plan Participants’ PHI) available to the U.S. Department of Health and Human Services for the purpose of determining compliance with 45 CFR Parts 160-64.
l.	If feasible, Employer will return or destroy all Plan Participants’ PHI that Employer still maintains in any form and retain no copies of such information when no longer needed for the purpose for which disclosure was made, except that, if such return or destruction is not feasible, Employer will limit further uses and disclosures to those purposes that make the return or destruction of the information infeasible.
8.5	Adequate Separation Between Employer and this Plan.
a.	The following Workforce Members or classes of Workforce Members may be given access to Plan Participants’ PHI by Employer:
(i)	Employees working in Employer’s Benefits Department;
(ii)	Employees working in Employer’s Accounting Department;
(iii)	Employees working in Employer’s Legal Department;

(iv)	Employees working in Employer’s Finance Department; and
(v)	Members of any committee acting under this Plan.
b.	The Workforce Members listed above will have access to Plan Participants’ PHI only to perform the Plan administration functions that Employer conducts for this Plan.
c.	The Workforce Members listed above will be subject to disciplinary action and sanctions, including termination of employment or affiliation with Employer, for any use or disclosure of Plan Participants’ PHI in violation of the provisions of this Article. Employer will promptly report such violation to the Plan Administrator, as required by other provisions of this Article, and will cooperate with this Plan in order to: correct the violation; impose appropriate disciplinary action or sanctions on each person causing the violation; and mitigate any negative effect of the violation on any Participant, the privacy of whose PHI may have been compromised by the violation.
d.	No other Workforce Members shall have access to PHI except as shared directly by a Participant or Dependent or pursuant to a written document either designating the Workforce Member as a Personal Representative of the Participant or Dependent or authorizing the Workforce Member to receive for a limited time information related to a specific claim or series of claims.
e.	To the extent PHI is maintained in electronic form, network administrators and others who may have or who may be able to obtain access to such electronic information shall receive training regarding the confidentiality of such data and the consequences for inappropriate access, use, or disclosure of such information. Reasonable efforts shall be undertaken to ensure that PHI held by this Plan in electronic form is maintained in a secure environment.
8.6	Uses and Disclosures of PHI by Employer.
a.

Permitted Uses and Disclosures. Employer is entitled to use and disclose any PHI obtained pursuant to this Article only for the purposes of Plan Administration Functions, Payment, and Health Care Operations, including, but not limited to the following:

(i)	Obtaining and maintaining enrollment data on Participants and Dependents.
(ii)	Verifying eligibility of Dependents.
(iii)	Establishing payroll deductions.
(iv)	Collecting Participants’ share of the cost.
(v)	Providing enrollment information to Participants.

(vi)	Providing educational information to Employees.
(vii)	Establishing contribution rates and making recommendations regarding Plan design.
(viii)	Performing audits of Plan activities.
(ix)	Proper management and administration of the Plan Administrator and/or Business Associate.
(x)	Accessing information to answer questions from and provide customer assistance to Participants and Dependents.
(xi)	Reviewing claims on appeal.
(xii)	Receiving information from Participants, Dependents, and health providers regarding claims for reimbursement of health expenses.
(xiii)	Transmitting enrollment information to Business Associates to allow the Business Associates to:
●	Determine eligibility or coverage (including coordination of Benefits and determination of deductibles, coinsurance, and provider discounts).
●	Receive health Benefit claims.
●	Adjudicate and pay health Benefit claims.
●	Bill the Participant when the Participant is no longer employed by the Employer.
●	Obtain payment under a contract for reinsurance.
●	Manage claims.
●	Perform collection activities relative to overpaid claims and subrogation of Benefits.
●	Maintain an electronic database to allow efficient management and payment of claims.
●	Review health care services to determine medical necessity.
●	Perform utilization review activities, including precertification and preauthorization of services, concurrent and retrospective review of services.

●	Provide continuation of Benefits notice
b.	Required Uses and Disclosures. Employer shall be required to use and/or disclose PHI: (i) to an individual, when requested under and required by 45 CFR § 164.524 in order to provide an individual with access to his or her own PHI; (ii) to an individual, when requested under and required by 45 CFR § 164.528 in order to provide an individual with an accounting of disclosures of that individual’s PHI; and (iii) when required by the Secretary of the Department of Health and Human Services or those acting under the authority or at the direction of the Secretary to investigate or determine the Plan’s compliance with the Privacy Rule, Security Rule, or Breach Notification Rule.
8.7

Minimum Necessary.  Employer must make reasonable efforts to limit its use or disclosure of PHI to the minimum information necessary to accomplish the intended purpose of the use or disclosure. When requesting PHI from another party, Employer must make reasonable efforts to limit its request to the minimum information necessary to satisfy the purpose of the request.

8.8

Employer’s Certification of Compliance.  Neither this Plan, nor any health insurance issuer or Business Associate providing services to this Plan, will disclose Plan Participants’ PHI to Employer unless Employer certifies that the Plan documents have been amended to incorporate this Article and agrees to abide by this Article.

8.9	Security Provisions. Employer will:
a.	Implement administrative, physical, and technical safeguards that reasonably and appropriately protect the confidentiality, integrity, and availability of the electronic PHI that it creates, receives, maintains, or transmits on behalf of this Plan;
b.	Ensure that the adequate separation required by § 164.504(f)(2)(iii) is supported by reasonable and appropriate security measures;
c.	Ensure that any agent, including a subcontractor, to whom it provides this information agrees to implement reasonable and appropriate security measures to protect the information; and
d.	Report to this Plan any Security Incident of which it becomes aware.
8.10	Mitigation. In the event of noncompliance with any of the provisions set forth in this Article:
a.	The HIPAA Privacy Officer or Security Officer, as appropriate, will address any complaint promptly and confidentially. The HIPAA Privacy Officer or Security Officer, as appropriate, first will investigate the complaint and document the investigative efforts and findings.
b.	If PHI, including electronic PHI, has been used or disclosed in violation of the Privacy Policy or inconsistent with this Article, the HIPAA Privacy Officer and/or the Security Officer, as appropriate, shall take immediate steps to mitigate any harm caused by the violation and to minimize the possibility that such a violation will recur.

8.11

Breach Notification.  Following the discovery of a breach of Unsecured PHI, this Plan shall notify each individual whose Unsecured PHI has been, or is reasonably believed to have been, accessed, acquired, or disclosed as a result of a breach, in accordance with 45 CFR § 164.404, and shall notify the Secretary of Health and Human Services in accordance with 45 CFR § 164.408. For a breach of Unsecured PHI involving more than 500 residents of a state or jurisdiction, this Plan shall notify the media in accordance with 45 CFR § 164.406. “Unsecured PHI” means PHI that is not secured through the use of a technology or methodology specified in regulations or other guidance issued by the Secretary of the Department of Health and Human Services.

8.12

Hybrid Entity Statement.  This Plan includes both covered components and non-covered components, and therefore is a Hybrid Entity. This Plan hereby elects to provide privacy and security protections only to the covered components. This Plan’s covered components are only those medical benefits subject to the Privacy Rule or Security Rule. This Plan’s non-covered components are all benefits not identified in the previous sentence.

ARTICLE IX.

ERISA INFORMATION

9.1

Exclusive Benefit and Legal Enforceability.  This Plan is maintained for the exclusive benefit of Employees, Retirees, and Dependents. The Employer intends that the terms of this Plan, including those relating to coverage and Benefits, are legally enforceable.

9.2	Plan Identification Number. The Plan Identification Number is 509.
9.3	Employer Identification Number. The Employer Identification Number is 04-2260388.
9.4	Administration. The Employer is the Plan Sponsor and Plan Administrator:

Seaboard Corporation
9000 West 67th Street
Shawnee Mission, KS 66202
(913) 676-8800

The type of administration is an insurance contract or service agreement between the Employer and the Insurer.

9.5

Agent for Service of Legal Process.  The agent for service of legal process is the Director of Human Resources, Seaboard Corporation, 9000 West 67th St., Shawnee Mission, KS 66202. Service of legal process may also be made upon the Plan Administrator.

9.6	Provision of Continuation Coverage. This Plan shall offer continuation coverage as required by Part 6, Title I of ERISA and Code § 4980B and in accordance with each Insurance Contract.

9.7

Procedures for Qualified Medical Child Support Order (“QMCSO”).  This Plan shall comply with all QMCSOs, as required by ERISA § 609(a). This Plan shall adopt and follow procedures for determining when a medical child support order is a QMCSO. Such procedures shall be included in the Summary Plan Description or in an Exhibit thereto.

9.8

Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) Privacy Rights.  HIPAA Privacy Rights are set forth in the Applicable Insurance Contract or, if the Insurance Contract does not address HIPAA Privacy Rights, Article VIII of this document shall apply.

ARTICLE X.

MISCELLANEOUS

10.1	Plan Interpretation. This Plan document sets forth the provisions of this Plan. This Plan shall be read in its entirety and not severed except as provided in Section 10.3.
10.2	Other Plans. It is intended that any employee benefit plan that is not listed in Exhibit B that is maintained or sponsored by the Employer shall not be affected by this Plan.
10.3

Severability.  If any provision of this Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provisions of this Plan, and this Plan shall be construed and enforced as if such provision has not been included herein.

10.4

Single Plan; ERISA Annual Reporting.  This Plan and the employee health and welfare Benefits provided through the Insurance Contracts shall be a single plan for the purpose of ERISA, including for annual reporting purposes under Section 103 of ERISA.

10.5

Captions.  The captions contained herein are inserted only as a matter of convenience and for reference, and in no way define, limit, enlarge or describe the scope or intent of this Plan, nor in any way shall affect this Plan or the construction of any provision thereof.

10.6

Inability to Locate Payee.  If the Plan Administrator is unable to locate a Participant or other person to whom a payment is due under a self-insured component of this Plan after using reasonable measures to locate such person, such payment shall be deemed forfeited. State escheat and unclaimed property laws are preempted by ERISA; therefore, forfeitures will be used to help offset the administrative costs of this Plan. However, if the Participant or other person to whom such payment was due submits a request for the forfeited funds within 2 years of the date that payment was due or a check issued for such payment, if later, such funds shall be reinstated.

10.7

No Contract of Employment.  This Plan is not intended to be, and may not be construed as constituting, a contract or other arrangement between any individual and the Employer to the effect that the individual will be employed for any specific period of time.

10.8

No Guarantee of Tax Consequence.  Notwithstanding any provision in this Plan (including the component plans) to the contrary, neither this Plan nor the Employer makes any commitment or guarantee that any amounts paid to or on behalf of a Participant, Dependent or Beneficiary under this Plan will be excludable from the eligible Employee’s gross income for federal or state income tax purposes.

10.9

Payments to Minors and Incompetents.  If a person entitled to receive any Benefits under this Plan is a minor, is determined by the Plan Administrator to be incompetent, or is adjudged by a court of competent jurisdiction to be legally incapable of giving valid receipt and discharge for Benefits provided under this Plan, the Plan Administrator may pay such Benefits to the duly-appointed guardian or conservator of such person or to any third party who is authorized (as determined by the Plan Administrator) to receive any Benefit under this Plan for the person. Such payment will fully discharge all liabilities and obligations of the Plan Administrator under the Plan with respect to such Benefits.

10.10

Electronic Administration.  This Plan may be administered electronically by use of telephonic and/or computer resources. It is specifically contemplated that, where this Plan refers to communications such as designations, writings, notices, elections and the like, these communications may occur electronically pursuant to such procedures as the Plan Administrator may establish.

IN WITNESS WHEREOF, this Plan has been duly executed as of the day and year first above written.

SEABOARD CORPORATION

By:	/s/ Robert L. Steer
Robert L. Steer
President

SEABOARD CORPORATION EMPLOYEE WELFARE PLAN

EXHIBIT A

LIST OF CARRIERS/SERVICE PROVIDERS – Plan Years 2025 and 2026

Carrier/Service Provider	Coverage Type
CIGNA Dental Health	Dental Benefits
Lincoln Financial Group	Life Insurance, Long-Term Disability, and Employee Assistance Plan Benefits
Zurich American Insurance Company	AD&D, Voluntary AD&D, and Business Travel Accident Insurance
Blue Cross and Blue Shield of Kansas City	Medical Benefits and Wellness Benefits
Allegeant, LLC	Center for Excellence Third Party Administrative Services
WEX Health, Inc.	COBRA Continuation Benefits Administration, Flexible Benefit Plan Administration, and Retiree Health Reimbursement Arrangement Plan Administration
Vision Service Plan	Vision Benefits
Reliastar Life Insurance Company	Accident, Hospital, and Critical Illness Insurance

A-1

SEABOARD CORPORATION EMPLOYEE WELFARE PLAN

EXHIBIT B

FOR SALARIED AND CLERICAL EMPLOYEES

LIST OF AGREEMENTS – Plan Years 2025 & 2026

Exhibit	Document
B-1	Blue Cross and Blue Shield of Kansas City Administrative Services Agreement
B-2

Seaboard Health Plan

Blue Cross and Blue Shield of Kansas City (Premium Plan and Pre-65 Retiree Coverage)

Eligible Employees (and their Dependents):

●
Permanent full-time employees working at least 30 hours a week who are not absent from work during the initial enrollment period, because of a leave of absence or temporary lay-off, unless the absence is due to a health status-related factor who are:
o
Salaried and clerical employees of Seaboard Corporation; Seaboard Foods, LLC; Seaboard Foods of Iowa, LLC; Seaboard Energy Kansas LLC; Seaboard Energy California, LLC; Seaboard Marine Ltd.; Seaboard Solutions, Inc.; Seaboard Marine of Florida, Inc.; Seaboard Transport LLC; Mount Dora Farms Inc.; Seaboard Power Management Inc.; High Plains Transport LLC; and Cape Fear Railways, Inc.
o
All employees of Jacintoport International LLC.
●
Permanent employees who reduce their schedules to less than 30 hours a week and who, at the time of their reduction in hours, would otherwise be eligible for the Benefits described in Section I.A below but for their continued employment with the Employer.

Eligible Retirees (and their Dependents):

●
Pre-65 Retired Employees described in Section I.A below.

B-3

Seaboard Health Plan

Blue Cross and Blue Shield of Kansas City (Basic Plan and Pre-65 Retiree Coverage)

Eligible Employees (and their Dependents):

●
Permanent full-time employees working at least 30 hours a week who are not absent from work during the initial enrollment period, because of a leave of absence or temporary lay-off, unless the absence is due to a health status-related factor who are:
o
Salaried and clerical employees of Seaboard Corporation; Seaboard Foods, LLC; Seaboard Foods of Iowa, LLC; Seaboard Energy Kansas LLC; Seaboard Energy California, LLC; Seaboard Marine Ltd.; Seaboard Solutions, Inc.; Seaboard Marine of Florida, Inc.; Seaboard Transport LLC; Mount Dora Farms Inc.; Seaboard Power Management Inc.; High Plains Transport LLC; and Cape Fear Railways, Inc.
o
All employees of Jacintoport International LLC.
●
Permanent employees who reduce their schedules to less than 30 hours a week and who, at the time of their reduction in hours, would otherwise be eligible for the Benefits described in Section I.A below but for their continued employment with the Employer.

Eligible Retirees (and their Dependents):

●
Pre-65 Retired Employees described in Section I.A below.

B-4

Seaboard Health Plan (through December 31, 2025)

Blue Cross and Blue Shield of Kansas City

Supplemental Retiree Coverage

Eligible Retirees (and their Medicare-eligible Spouses):

●
Retired Employees described in Section I.D below.

B-5

Group Dental Plan Contract

CIGNA Dental Health – 1DPPO

Eligible Employees (and their Dependents):

●
Salaried and clerical employees of Seaboard Corporation; Seaboard Foods, LLC; Seaboard Foods of Iowa, LLC; Seaboard Energy Kansas LLC; Seaboard Energy California, LLC; Seaboard Marine Ltd.; Seaboard Solutions, Inc.; Seaboard Marine of Florida, Inc.; Seaboard Transport LLC; Mount Dora Farms Inc.; Seaboard Power Management Inc.; High Plains Transport LLC; Cape Fear Railways, Inc.; and Jacintoport International LLC.
●
Permanent employees who reduce their schedules to less than 30 hours a week and who, at the time of their reduction in hours, would otherwise be eligible for the Benefits described in Section I.A below but for their continued employment with the Employer.

Eligible Retirees (and their Dependents):

●
Pre-65 Retired Employees described in Section I.A below.
●
Effective March 1, 2025, Post-65 Retired Employees who (1) were eligible for Retiree Benefits described in Section I.A below and (2) are “Eligible Employees” as defined in the Seaboard Corporation Retiree Medical Benefit Plan (“Post-65 Eligible Retiree”).

B-6	Group Life Insurance Lincoln Financial Group Policy No. 000010246453-00000
B-7	Group Long-Term Disability Policy Lincoln Financial Group Policy No. 000010246454-00000
B-8	Not Used
B-9	Group Accidental Death and Dismemberment Zurich American Insurance Company Policy No. GTU-2771564
B-10	Voluntary Accidental Death and Dismemberment Zurich American Insurance Company Policy No. GTU-2771565
B-11	Business Travel Accident Zurich American Insurance Company Policy No. GTU-2771563
B-12	Seaboard Corporation Flexible Benefits Plan
B-13	Flexible Benefits Plan Services Agreement

B-14	COBRA Continuation Benefits Services Agreement
B-15	Wellness Program
B-16	Employee Assistance Plan
B-17

Group Vision Plan Policy

Vision Service Plan

Eligible Employees/Retirees (and their Dependents):

●
Salaried and clerical employees of Seaboard Corporation; Seaboard Foods, LLC; Seaboard Foods of Iowa, LLC; Seaboard Energy Kansas LLC; Seaboard Energy California, LLC; Seaboard Marine Ltd.; Seaboard Solutions, Inc.; Seaboard Marine of Florida, Inc.; Seaboard Transport LLC; Mount Dora Farms Inc.; Seaboard Power Management Inc.; High Plains Transport LLC; Cape Fear Railways, Inc.; and Jacintoport International LLC
●
Permanent employees who reduce their schedules to less than 30 hours a week and who, at the time of their reduction in hours, would otherwise be eligible for the Benefits described in Section I.A below but for their continued employment with the Employer.

Eligible Retirees (and their Dependents):

●
Pre-65 Retired Employees described in Section I.A below.
●
Effective March 1, 2025, Post-65 Retired Employees who (1) were eligible for Retiree Benefits described in Section I.A below and (2) are “Eligible Employees” as defined in the Seaboard Corporation Retiree Medical Benefit Plan (“Post-65 Eligible Retiree”).

B-18	Group Accident Insurance Reliastar Life Insurance Company Policy No. 73959-6CAC2
B-19	Group Hospital Insurance Reliastar Life Insurance Company Policy No. 73959-6CHI2
B-20	Group Critical Illness Insurance Reliastar Life Insurance Company Policy No. 73959-6CCI2
B-21

Seaboard Corporation Retiree Health Reimbursement Arrangement (Effective January 1, 2026)

WEX Health, Inc.

Supplemental Retiree Coverage

Eligible Retirees (and their Medicare-eligible Spouses):

●
Retired Employees described in Section I.D below.

I.	Retired Employees. The following supplemental provisions apply with respect to Retired Employees:

A.

Retiree GAP Coverage: Employees are eligible for continued Benefits under Exhibits B-2, B-3, B-5, and B-17 (the “Retiree GAP Coverage”) after they terminate employment until the applicable termination date indicated in Section I.E below if the Employees:

(i)

Are salaried or clerical employees of Seaboard Corporation or Seaboard Overseas and Trading Group (a division of Seaboard Corporation) (“SOTG”), who were hired by either such Employer or a subsidiary on or before December 31, 2010 and who terminated employment with Seaboard Corporation or SOTG either:  (i) between the ages of 55 and 62 and after having completed at least fifteen (15) years of continuous service with the Employer; or (ii) after 62 years of age and having completed at least ten (10) years of continuous service with the Employer; or

(ii)

Are or were salaried and clerical employees of Seaboard Corporation who were hired before December 31, 1992 and who were transferred to and became an Employee of Butterball, LLC (“Butterball”) and who completed at least twenty (20) years of continuous service with Seaboard Corporation, any subsidiary of Seaboard Corporation and/or Butterball.

Years of continuous service will be measured by 12-consecutive-month periods.

B.

The participating Retiree’s Dependent(s) (including Retiree’s Spouse) is eligible to receive Benefits under the Retiree GAP Coverage until the applicable termination date in Section I.E below if the Dependent either (i) enrolls for Benefits at the time the Retiree enrolls, (ii) is enrolled for Benefits under a special enrollment period applicable to the Dependent, or (iii) enrolls for Benefits upon the Retiree’s death, if the Retiree dies before participating in the Retiree GAP Coverage under the Plan.

C.	Alternative Group Health Plan Coverage Eligibility:
(i)	If Retiree, Retiree’s Spouse, or Retiree’s Dependent Child is eligible for alternative group health plan coverage, the Retiree GAP Coverage shall continue as set forth in Sections I.C.ii-iv below.
(ii)

Enrollment in Alternative Group Health Plan Coverage: If Retiree is eligible for alternative group health plan coverage as the primary enrollee, Retiree must enroll in such alternative group health coverage and must also enroll Retiree’s Spouse and Dependents in such coverage to the extent they are eligible. If Retiree’s Spouse is eligible for alternative group health coverage as the primary enrollee, the Retiree’s Spouse must enroll in such alternative group health coverage. Failure to enroll in the applicable alternative group health plan coverage may result in the termination of the Retiree Benefits under the Retiree GAP Coverage for Retiree, Retiree’s Spouse, and Retiree’s Dependents effective as of a date determined by the Plan Administrator, in accordance with applicable law. Notwithstanding the foregoing, if Retiree’s Dependent Child is eligible for alternative group health plan coverage, independently of Retiree or Retiree’s Spouse (e.g., the Child is eligible for alternative group health plan coverage under his employer’s group health plan), the Child is not required to be enrolled in such alternative group health plan coverage to remain eligible for Benefits, to the extent prohibited by law.

(iii)

Coordination of Benefits: Retiree Benefits under the Retiree GAP Coverage shall serve as the secondary payer to the Retiree’s or the Retiree’s Spouse’s alternative group health plan coverage, to the extent that Retiree, Retiree’s Spouse, and Retiree’s Dependents are eligible for such alternative group health plan coverage, unless otherwise required by law. Retiree Benefits under the Retiree GAP Coverage shall serve as the secondary payer to the Dependent Child’s alternative group health plan coverage, to the extent the Dependent Child is enrolled in such alternative group health plan coverage, unless otherwise required by law. Additionally, if the Retiree, Retiree’s Spouse, and/or Retiree’s Dependents later lose eligibility for any alternative group health plan coverage, Retiree Benefits shall become the primary payer for such individual as of the date such eligibility is lost.

(iv)

Certification: Retiree must submit a certification disclosing any alternative group health plans for which the Retiree, the Retiree’s Spouse, or the Retiree’s Dependent Child is eligible to participate during the applicable Plan Year (the “Certification”) at the following times: (i) effective March 1, 2025, upon becoming eligible for the Retiree GAP Coverage; (ii) during each open enrollment period beginning with the 2026 plan year’s open enrollment period, and (iii) upon losing eligibility for the alternative group health plan. Failure to submit a completed Certification as indicated above, or providing false information regarding eligibility for additional coverage on the Certification, may be considered fraud or a material misrepresentation in connection with the Retiree’s application for, or receipt of, coverage or Benefits under this Plan, to the extent permitted by applicable law. In such cases, the Plan Administrator may terminate the Retiree’s and the Retiree’s Spouse’s and Dependent’s coverage, effective as of a date determined by the Plan Administrator, in accordance with applicable law.

(v)	Examples:

	Retiree’s Alternative Group Health Plan Coverage	Spouse’s Alternative Group Health Plan Coverage	Dependent Child’s Alternative Group Health Plan Coverage
Enrollment Requirement

Example: Bill retires from Seaboard on June 30, 2023, and Bill, his wife, and children begin receiving Retiree Benefits on July 1, 2023. On January 1, 2024, he becomes employed at X Corp., and he, his wife and his children are eligible for coverage through X Corp as of January 15, 2024.  Bill must enroll himself, his wife, and his children in X Corp’s medical, dental, and vision plans for everyone to remain eligible for Retiree Benefits.

Example: Janet retires from Seaboard on June 30, 2023, and Janet, her husband, Steve, and their children begin receiving Retiree Benefits on July 1, 2023.  On January 1, 2024, Steve changes jobs, and Janet, Steve and their children are eligible for group health insurance through his employer effective January 15, 2024.  Steve must enroll himself in his group medical, dental, and vision plans for everyone to remain eligible for Retiree Benefits.

Example: John retires from Seaboard on June 30, 2023, and John and his son Sam begin receiving Retiree Benefits on July 1, 2023.  Sam, who is 20 years old, becomes employed at ZZ, LLC and is eligible for ZZ’s group health plan coverage effective June 1, 2025.

Because Sam is under the age of 26, the ACA mandates that plans offering dependent coverage must extend that coverage to children up to the age of 26, regardless of factors like employment status. Therefore, Sam is not required to enroll in ZZ’s group medical, dental, or vision plans to remain eligible for Retiree Benefits.

Primary v. Secondary Payer Status

Example: Bill, Susan, and their children enrolled in X Corp.’s group health coverage effective January 15, 2024. In 2025, Bill resigns at X Corp., and Bill, Susan and their children lose eligibility for X Corp’s group health coverage as of 11:59 p.m. on January 31, 2025.

Retiree Benefits shall be the primary payer effective July 1, 2023, until January 14, 2024. X Corp. is then primary payer beginning January 15, 2024, through January 31, 2025.  Beginning February 1, 2025, the Retiree Benefits shall once again become the primary payer.

Example: Steve, Janet, and their children enrolled in Steve’s employer’s group health coverage effective January 15, 2024. On June 1, 2025, Steve is laid off and Steve, Janet and their children lose eligibility under Steve’s employer’s group health coverage as of 11:59 p.m. on June 30, 2025.

Retiree Benefits shall be the primary payer effective July 1, 2023, until January 14, 2024.  Steve’s employer’s group health plan is then the primary payer beginning January 15, 2024, through June 30, 2025.  Beginning July 1, 2025, the Retiree Benefits shall once again become the primary payer.

Example: Sam enrolls in ZZ’s group health coverage effective June 1, 2025.  John is not eligible for alternative group health coverage.

Sam: Retiree Benefits shall be the primary payer effective July 1, 2023, until May 31, 2025.  Effective June 1, 2025, ZZ’s group health coverage is the primary payer, and the Retiree Benefits shall be the secondary payer.

John:  Retiree Benefits remains the primary payer.

Certification Requirement

Example: Bill must complete a Certification (1) when he became eligible for Retiree Benefits after his June 30, 2023, retirement; (2) during the 2024 and 2025 open enrollment periods; and (3) upon losing eligibility for coverage under X Corp.’s group health plan.

Example: Janet must complete a Certification (1) when she became eligible for Retiree Benefits after her June 30, 2023 retirement; (2) during the 2024 and 2025 open enrollment periods; and (3) upon Steve losing eligibility under his employer’s group health coverage.

Example: John must complete a Certification (1) when he became eligible for Retiree Benefits after his June 30, 2023, retirement; and (2) during the 2024 and 2025 open enrollment periods.

D.

Supplemental Retiree Coverage: Retired Employees who were eligible for the Retiree GAP Coverage, and their Medicare-eligible Spouses, are eligible for the Benefits described in Exhibit B-4 above (or effective January 1, 2026, the Benefits described in Exhibit B-21 above) (the “Supplemental Retiree Coverage”), if either (i) the Retired Employee is a Participant as a Retired Employee under either Exhibits B-2 or B-3 above and, with respect to the Retiree, the Retiree’s coverage under such Exhibit ends because the Retiree has become eligible for Medicare, or with respect to the Retiree’s Spouse, the Spouse’s coverage under such Exhibit ends because the Spouse has become eligible for Medicare; or (ii) the Retired Employee terminates employment with Seaboard Corporation, SOTG, or Butterball while a Participant and on or after the date the Retired Employee becomes eligible for Medicare (or with respect to the Spouse, on or after the date the Spouse becomes eligible for Medicare).

E.	Retiree Benefits under the Retiree GAP Coverage will terminate upon the first to occur of the following (and subject to any election rights under COBRA applicable to the Dependent):
(i)

The Retiree becomes eligible for Medicare (Post-65 Eligible Retirees will continue to be eligible for Retiree Benefits under Exhibits B-5 and B-17 until the Post-65 Eligible Retiree loses eligibility as described in Sections I.E.(iv)-(vi) below). The Retiree shall then become eligible for the Benefits under the Supplemental Retiree Coverage. The Spouse and Dependent will remain covered under the Retiree GAP Coverage, as applicable, until the Spouse or Dependent loses eligibility as described below;

(ii)

With respect to a Spouse, the Spouse becomes eligible for Medicare (Spouses of Post-65 Eligible Retirees will continue to be eligible for Retiree Benefits under Exhibits B-5 and B-17 until such Spouse loses eligibility as described in Section I.E(iv)-(vii) below). Spouse shall then become eligible for the Benefits under the Supplemental Retiree Coverage;

(iii)	With respect to any Dependent other than a Spouse, both the Retiree and the Spouse become eligible for Medicare;
(iv)	With respect to the Retiree and any Dependent, the termination of the Plan or the amendment of the Plan to terminate the Retiree Benefits;
(v)	With respect to the Retiree and the Dependent, if the Retiree again becomes employed with the Employer, the date enrollment for Benefits is available to the Retiree as an Employee;
(vi)

With respect to the Retiree and the Dependent, the date the Participant enters into full-time active duty in the armed forces of any nation or state except for limited periods of active duty for training purposes during which the Participant does not receive health care coverage as a result of such service;

(vii)

With respect to a Spouse, the date of divorce or legal separation from the Retiree and with respect to any other Dependent, the date the Dependent ceases to be a Dependent (generally, upon reaching 26 years of age, unless the Dependent qualifies as an Incapacitated Dependent); and

(viii)

With respect to the Retiree and any Dependent, the Plan Administrator determines that termination is warranted because of a failure to meet the Certification and enrollment requirements described in Section I.C., above.

F.	The Employer reserves the right to modify or terminate Retiree Benefits at any time without notice to Employees or Retirees or Dependents or other Participants.

SEABOARD CORPORATION EMPLOYEE WELFARE PLAN

EXHIBIT B

FOR PRODUCTION EMPLOYEES

LIST OF AGREEMENTS – Plan Year 2025 and 2026

Exhibit	Document
B-1	Blue Cross and Blue Shield of Kansas City Administrative Services Agreement
B-2

Seaboard Health Plan

Blue Cross and Blue Shield of Kansas City

Eligible Employees (and their Dependents):

Permanent full-time employees working at least 30 hours a week who are not absent from work during the initial enrollment period, because of a leave of absence or temporary lay-off, unless the absence is due to a health status-related factor who are:

●
Production employees of Seaboard Foods, LLC; Seaboard Foods of Iowa, LLC; Seaboard Energy Kansas LLC; Seaboard Energy California, LLC; High Plains Transport LLC; and Seaboard Transport LLC.

B-3

Group Dental Plan Policy

Cigna Dental Health - Policy No. 3173536

Eligible Employees (and their Dependents):

●
Production employees of Seaboard Foods, LLC; Seaboard Foods of Iowa, LLC; Seaboard Energy Kansas LLC; Seaboard Energy California, LLC; High Plains Transport LLC; Seaboard Transport LLC; and Jacintoport International LLC.

B-4	Group Life Insurance Lincoln Financial Group Policy No. 000010246453-00000
B-5	Group Accidental Death and Dismemberment Zurich American Insurance Company Policy No. GTU-2771564
B-6	Seaboard Corporation Flexible Benefits Plan
B-7	Flexible Benefits Plan Services Agreement
B-8	COBRA Continuation Benefits Services Agreement

B-1

B-9	Group Vision Plan Policy Vision Service Plan Eligible Employees (and their Dependents): ● Participants in the Health Plan
B-10	Group Accident Insurance Reliastar Life Insurance Company Policy No. 73959-6CAC2
B-11	Group Hospital Insurance Reliastar Life Insurance Company Policy No. 73959-6CHI2
B-12	Group Critical Illness Insurance Reliastar Life Insurance Company Policy No. 73959-6CCI2

B-2

SEABOARD CORPORATION EMPLOYEE WELFARE PLAN

EXHIBIT C

ACQUISITION CREDIT

(EFFECTIVE JANUARY 1, 2016)

Notwithstanding any eligibility condition or waiting period that would otherwise be imposed for Medical, Dental and/or Vision Benefits under the Plan, the Plan will recognize prior service for certain Employees of entities acquired by the Employer for certain purposes.

Applicability. An Employee who was an employee of an entity that the Employer acquired, whether by stock or asset purchase (“Acquired Entity”), provided such Employee was an employee of the Acquired Entity on the effective date of such acquisition (a “Former Acquired Entity Employee”). This credit does not apply to a person who provided services with a staffing company or other similar contract service to the Acquired Entity.

Prior Service Credit. A Former Acquired Entity Employee who was an eligible participant in a medical, dental, and/or vision benefit plan sponsored by the Acquired Entity on the effective date of the Employer’s acquisition of the Acquired Entity is eligible for participation in the Medical, Dental, and/or Vision Benefits, as applicable, under this Plan, as of the date of the Employer’s acquisition.

A Former Acquired Entity Employee who, by the effective date of the Employer’s acquisition of the Acquired Entity, has not completed the applicable waiting period under a medical, dental, and/or vision benefit plan sponsored by the Acquired Entity will be eligible for participation in the Medical, Dental, and/or Vision Benefits, as applicable, under this Plan effective upon the completion of the applicable waiting period delineated in the medical, dental, and/or vision benefit plan, as applicable, sponsored by the Acquired Entity. For example, if at the time of acquisition, a Former Acquired Entity Employee has completed 45 days of the 60-day waiting period required under the Acquired Entity’s medical plan, the Former Acquired Entity Employee will be eligible for Medical Benefits under this Plan upon the completion of the remaining 15 days which would have been required for participation eligibility under the Acquired Entity’s medical plan.

Calculation of Prior Service Credit. The Plan shall rely upon information it received from the Acquired Entity for the purpose of determining whether the Former Acquired Entity Employee is eligible for immediate participation under the Plan or for the purpose of determining the number of days or years the Former Acquired Entity Employee has accumulated toward the applicable waiting period and/or the applicable eligibility condition described above. The Plan shall have no duty to determine the accuracy of such information provided by the Acquired Entity.

C-1